UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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HERITAGE FINANCIAL GROUP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 15, 2008
Dear Fellow Stockholder:
On behalf of the Board of Directors and management of Heritage Financial Group, we cordially invite you to attend the 2008 Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m. local time, on May 21, 2008, at the Hilton Garden Inn, 101 South Front Street, Albany, Georgia.
The matters expected to be acted upon at the meeting are described in the attached proxy statement. In addition, we will report on our progress during the past year and entertain your questions and comments.
We encourage you to attend the meeting in person. Whether or not you plan to attend the meeting, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope as promptly as possible. This will save us the additional expense in soliciting proxies and will ensure that your shares are represented at the annual meeting.
Your Board of Directors and management are committed to the continued success of Heritage Financial Group and the enhancement of your investment. As President and CEO, I want to express my appreciation for your confidence and support.
Sincerely,
O. Leonard Dorminey
President and Chief Executive Officer

INFORMATION ABOUT THE ANNUAL MEETING
STOCK OWNERSHIP OF HERITAGE FINANCIAL GROUP COMMON STOCK
PROPOSAL 1
ELECTION OF DIRECTORS
BOARD OF DIRECTORS MEETINGS, BOARD COMMITTEES AND CORPORATE GOVERNANCE MATTERS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CERTAIN TRANSACTIONS
FINANCIAL STATEMENTS AND ANNUAL REPORT
STOCKHOLDER PROPOSALS
OTHER MATTERS

HERITAGE FINANCIAL GROUP
721 North Westover Boulevard
Albany, Georgia 31707
(229) 420-0000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 21, 2008
Notice is hereby given that the annual meeting of stockholders of Heritage Financial Group will be held at the Hilton Garden Inn, 101 South Front Street, Albany, Georgia, on Wednesday, May 21, 2008, at 10:00 a.m. local time.
A proxy card and a proxy statement for the annual meeting are enclosed.
The annual meeting is for the purpose of considering and voting on the following proposals:

Proposal 1.	Election of two directors of Heritage Financial Group for three-year terms;

Proposal 2.	Ratification of the appointment of Mauldin & Jenkins, LLC, as Heritage Financial Group’s independent registered public accounting firm for the fiscal year ending December 31, 2008.
Stockholders also will transact such other business as may properly come before the annual meeting, or any adjournment or postponement thereof. As of the date of this notice, we are not aware of any other business to come before the annual meeting.
The Board of Directors has fixed the close of business on March 28, 2008, as the record date for the annual meeting. This means that stockholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting and any adjournment thereof. To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card, which is solicited on behalf of the Board of Directors. That proxy will not be used if you attend and vote at the annual meeting in person. Regardless of the number of shares you own, your vote is very important. Please act today.
BY ORDER OF THE BOARD OF DIRECTORS
O. Leonard Dorminey
President and Chief Executive Officer
Albany, Georgia
April 15, 2008
Important: The prompt return of proxies saves us the expense of further requests for proxies to ensure a quorum at the annual meeting. A pre-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

HERITAGE FINANCIAL GROUP
721 North Westover Boulevard
Albany, Georgia 31707
(229) 420-0000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be held on May 21, 2008

Heritage Financial Group’s Board of Directors is using this proxy statement to solicit proxies from the holders of Heritage Financial Group common stock for use at our annual meeting of stockholders. We are first mailing this proxy statement and the enclosed form of proxy to our stockholders on or about April 11, 2008. Certain of the information provided herein relates to HeritageBank of the South, a wholly owned subsidiary of Heritage Financial Group. HeritageBank of the South also may be referred to from time to time as the “Bank.” References to “Heritage Financial Group,” “Company,” “we,” “us,” and “our,” refer to Heritage Financial Group and, as the context requires, HeritageBank of the South.
INFORMATION ABOUT THE ANNUAL MEETING
Time and Place of the Annual Meeting.
Our annual meeting will be held as follows:

Date:	Wednesday, May 21, 2008
Time:	10:00 a.m., local time
Place:	Hilton Garden Inn
101 South Front Street
Albany, Georgia
Matters to be Considered at the Annual Meeting.
At the meeting, stockholders of Heritage Financial Group are being asked to consider and vote upon the following proposals:

Proposal 1.	Election of two directors of Heritage Financial Group for three-year terms;

Proposal 2.	Ratification of the appointment of Mauldin & Jenkins, LLC, as Heritage Financial Group’s independent registered public accounting firm for the fiscal year ending December 31, 2008.
The stockholders also will transact any other business that may properly come before the annual meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

Who is Entitled to Vote?
We have fixed the close of business on March 28, 2008, as the record date for stockholders entitled to notice of and to vote at the Heritage Financial Group annual meeting. Only holders of record of Heritage Financial Group common stock on that record date are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of Heritage Financial Group common stock you own. On March 28, 2008, 10,685,614 shares of Heritage Financial Group common stock were outstanding and entitled to vote at the annual meeting.
What if My Shares are Held in “Street Name” by a Broker?
If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, your broker nevertheless may vote the shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items, pursuant to current industry practice. In the case of non-discretionary items, the shares not voted will be treated as “broker non-votes.” The proposals to elect directors and ratify the registered public accounting firm described in this proxy statement are considered “discretionary” items.
How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan be Voted?
We maintain an employee stock ownership plan (“ESOP”) that owns 4.12% of Heritage Financial Group common stock. Employees of Heritage Financial Group and HeritageBank of the South participate in the ESOP. Each ESOP participant has the right to instruct the trustee of the plan how to vote the shares of Heritage Financial Group common stock allocated to his or her account under the ESOP. If an ESOP participant properly executes the voting instruction card distributed by the ESOP trustee, the ESOP trustee will vote the participant’s shares in accordance with the participant’s instructions. Shares of Heritage Financial Group common stock held in the ESOP, but not allocated to any participant’s account, and allocated shares for which no voting instructions are received from participants, will be voted by the trustee in the same proportion as shares for which the trustee has received voting instructions.
How Many Shares Must Be Present to Hold the Meeting?
A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of at least a majority of the shares of Heritage Financial Group common stock entitled to vote at the annual meeting as of the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. Heritage, MHC has indicated to the Company that it intends to vote its shares, which would constitute a quorum.
What If a Quorum Is Not Present at the Meeting?
If a quorum is not present at the scheduled time of the meeting, a majority of the stockholders present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice of the adjourned meeting will be given, unless the adjourned meeting is set to be held after June 20, 2008. An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors.
Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of Heritage Financial Group common stock. Pursuant to our Charter, stockholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the election of directors. Our Board of Directors unanimously recommends that you vote “FOR” the election of each of management’s director nominees.
Vote Required to Approve Proposal 2: Ratification of the Appointment of Our Independent Registered Public Accounting Firm.
Ratification of the appointment of Mauldin & Jenkins, LLC, as our independent registered public accounting firm for the fiscal year ending December 31, 2008, requires the affirmative vote of the majority of shares cast, in person or by proxy, at the annual meeting by holders of Heritage Financial Group common stock. In determining the percentage of shares that have been affirmatively voted on the proposal to ratify the appointment of Mauldin & Jenkins, LLC as our independent registered public accounting firm, the affirmative votes will be measured against the aggregate number of votes for and against the proposal, plus the abstentions from voting on the proposal. Thus abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on this proposal. Our Board of Directors unanimously recommends that you vote “FOR” the proposal to ratify Mauldin & Jenkins, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2008.
How Do I Vote at the Annual Meeting?
Proxies are solicited to provide all stockholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. Shares of Heritage Financial Group common stock can only be voted if the stockholder is present in person or by proxy at the annual meeting. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. You can always change your vote at the meeting.
Voting instructions are included on your proxy card. Shares of Heritage Financial Group common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the stockholder’s instructions. Where properly executed proxies are returned to Heritage Financial Group with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares “FOR” the election of management’s director nominees and “FOR” the ratification of the appointment of Mauldin & Jenkins, LLC, as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Should any other matters be properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting there under will have the discretion to vote on these matters in accordance with their best judgment. No other matters currently are expected by the Board of Directors to be properly presented at the Annual Meeting.
You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children — in which case you will receive three separate proxy cards to vote.

May I Revoke My Proxy?
You may revoke your proxy before it is voted by:
•	submitting a new proxy with a later date;

•	notifying the Secretary of Heritage Financial Group in writing before the annual meeting that you have revoked your proxy; or

•	voting in person at the annual meeting.
If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.
Proxy Solicitation Costs.
We will pay the cost of soliciting proxies. In addition to this mailing, our directors, officers and employees may solicit proxies personally, electronically or by telephone. We will reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.
Heritage Financial Group has retained Corporate Communications, Inc., to serve as its investor relations firm and pays a monthly retainer for that service. Heritage Financial Group has asked Corporate Communications, Inc. to assist it in soliciting proxies from record and beneficial owners of Heritage Financial Group’s common stock. Corporate Communications, Inc. will not receive any additional compensation for this solicitation service.
STOCK OWNERSHIP OF HERITAGE FINANCIAL GROUP COMMON STOCK
Stock Ownership of Directors, Executive Officers and more than 5% Owners.
The following table sets forth, as of the March 28, 2008, voting record date, information regarding share ownership of:
•	those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of Heritage Financial Group common stock other than directors and executive officers;

•	each director and director nominee of Heritage Financial Group and each director of our subsidiary, HeritageBank of the South;

•	each executive officer of Heritage Financial Group named in the Summary Compensation Table appearing under “Executive Compensation” below; and

•	all current directors and executive officers of Heritage Financial Group and HeritageBank of the South as a group.
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that are subject to outstanding options that are currently exercisable or exercisable within 60 days after March 28, 2008, are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person’s percentage ownership. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The address of each of the beneficial owners, except where otherwise indicated, is the same address as Heritage Financial Group. At March 28, 2008, there were 10,685,614 shares of Heritage Financial Group common stock outstanding.

	Number of
	Shares		Percent of
	Beneficially		Common Stock
Beneficial Owners	Owned(1)		Outstanding
Beneficial Owners of More Than 5% Other than Directors and Named Executive Officers
Heritage, MHC(2) 721 North Westover Boulevard Albany, Georgia 31707	7,868,875		73.64%
Directors and Named Executive Officers
Antone D. Lehr(3)	42,932	(4)	0.40%
Joseph C. Burger, Jr.(3)	42,032	(5)	0.39%
O. Leonard Dorminey(3)	143,319	(6)	1.33%
Carol W. Slappey(3)	77,046	(7)	0.72%
Douglas J. McGinley(3)	32,032		0.30%
J. Keith Land (3)	32,032		0.30%
James L. Stanley (3)	29,532		0.28%
J. Edward Cassity (Director of Bank only)	5,000		0.05%
James H. Moore, III (Director of Bank only)	2,102		0.02%
Hubert F. Scott (Director of Bank only)	1,000		0.01%
Fred F. Sharpe (Director of Bank only)	7,000		0.07%
T. Heath Fountain(3)	14,939	(8)	0.14%
O. Mitchell Smith(3)	27,433	(9)	0.26%
Directors and executive officers of Heritage Financial Group and HeritageBank of the South as a group (13 persons)	456,399	(10)	4.21%

1	Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power.

2	Heritage, MHC is a federally chartered mutual holding company, the principal business of which is to hold at least a majority of the outstanding shares of Heritage Financial Group. It filed a Schedule 13D beneficial ownership report with the SEC. The executive officers and directors of Heritage, MHC also are stockholders, executive officers and/or directors of Heritage Financial Group.

3	Included in the shares beneficially owned by the listed individuals are options to purchase shares of Company common stock, which are exercisable within 60 days of March 28, 2008, as follows:

Mr. Lehr — 11,016	Mr. Burger — 11,016	Mr. Dorminey — 53,200
Ms. Slappey — 27,600	Mr. McGinley — 11,016	Mr. Land — 11,016
Mr. Stanley — 11,016	Mr. Fountain — 4,400	Mr. Smith — 6,600

4	Includes 10,900 shares held by Mr. Lehr’s spouse.

5	Includes 10,000 shares held by Mr. Burger’s spouse.

6	Includes 8,360 shares held in an IRA account, 7,171 shares held in a 401(k) plan at the Bank, 5,234 shares allocated in the ESOP, 11,250 shares held by his spouse, and 1,250 shares each held by his son and daughter.

7	Includes 2,755 shares held in an IRA account, 176 shares held in a 401(k) plan at the Bank, 4,704 shares allocated in the ESOP, and 3,500 shares held by her spouse.

8	Includes 2,135 shares held in a 401(k) plan at the Bank and 1,794 shares allocated in the ESOP.

9	Includes 1,359 shares held in a 401(k) plan at the Bank, 295 total shares held by his two daughters and 1,969 shares allocated in the ESOP.

10	Includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members’ families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers. Also includes stock options which are exercisable or which will become exercisable within 60 days of March 28, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance.
Section 16(a) of the Securities Exchange Act of 1934 requires Heritage Financial Group’s directors and executive officers, and persons who own more than 10% of Heritage Financial Group’s common stock to report their initial ownership of Heritage Financial Group’s common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC, and Heritage Financial Group is required to disclose in this proxy statement any late filings or failures to file.
Heritage Financial Group believes, based solely on a review of the copies of reports furnished to us and written representations relative to the filing of certain forms, that no late reports occurred during the fiscal year ended December 31, 2007. All Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were met.
PROPOSAL 1
ELECTION OF DIRECTORS
Our Board of Directors consists of seven members. Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified.
The table below sets forth information regarding each director of Heritage Financial Group and each nominee for director, including his or her age, position on the board and term of office. The Board of Directors selects nominees for election as directors based on the recommendations of its Nominating Committee. All of our nominees currently serve as Heritage Financial Group directors or have been appointed by the Board to serve in such capacity. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.
The Board of Directors recommends you vote “FOR” each of the director nominees.

		Position(s) Held with	Director	Term to
Name	Age(1)	Heritage Financial Group	Since	Expire
Director Nominees
Joseph C. Burger, Jr.	71	Vice-Chairman and Secretary	2002	2011
Carol W. Slappey	52	Director	2002	2011

Directors Continuing in Office

O. Leonard Dorminey	55	Director	2002	2009
Antone D. Lehr	67	Chairman	2002	2009

J. Keith Land	56	Director	2006	2010
Douglas J. McGinley	59	Director	2004	2010
J. Lee Stanley	60	Director	2006	2010

(1)	At December 31, 2007.

Set forth below is the principal occupation of each director of Heritage Financial Group and of each of the nominees for director. All directors and nominees have held their present positions for at least five years, unless otherwise indicated.
Joseph C. Burger, Jr. Mr. Burger currently is retired. He has served as a director of the Bank since 1987. From 1978 to 2002, Mr. Burger was an Associate Professor in the University System of Georgia and taught courses in accounting and finance.
Carol W. Slappey. Ms. Slappey has served as President of HeritageBank of the South, Albany Region, since 2003. She has served as a director of the Bank since 2001. From 1993 to 2003, she served as Executive Vice President and Chief Operating Officer responsible for retail operations.
O. Leonard Dorminey. Mr. Dorminey has served as President and Chief Executive Officer of the Company and Chief Executive Officer of HeritageBank of the South since 2003. From 2001 to 2003, he served as Executive Vice President of HeritageBank of the South, responsible for the Commercial Lending Division. He has served as a director of the Bank since 2001. From 1999 to 2001, Mr. Dorminey was President and Chief Executive Officer of First National Bank of South Georgia. Prior to that, he was employed for nine years by SunTrust Bank of South Georgia as the Albany Division Manager responsible for retail, commercial and private banking functions in the Albany market.
Antone D. Lehr. Mr. Lehr is currently retired. He has served as a director of the Bank since 1980. From 1988 to 2000, he was the owner of Computer Showcase, a retail computer sales and repair company. From 1985 to 1988, Mr. Lehr was an owner of a computer consulting training company. From 1982 to 1985, he was an Assistant Professor at Albany State University, teaching courses in computer science. Prior to that he served in the United States Marine Corps for 20 years and retired from active service as a Major.
J. Keith Land. Since 1995, Mr. Land has served on the Board of the Company’s banking unit, HeritageBank of the South. He has been employed since 1987 as the Planning Manager for Coats and Clark, a textile manufacturer.
Douglas J. McGinley. Since 1996, Mr. McGinley has served as the Director of the Dougherty County Jail Facility, a 1,230-bed facility employing over 200 officers. He has served as a director of the Bank since 1991. He retired from the United States Marine Corps in 1994 as a Lieutenant Colonel after 27 years of active duty.
J. Lee Stanley. Since 1996, Mr. Stanley has served on the Board of the Company’s banking unit, HeritageBank of the South. He has served as the Senior Magistrate Judge in the Georgia State Court in Lee County and was the Chief Appraiser for Lee County. Mr. Stanley retired in 2007.
The Company has two executive officers who are not directors.
T. Heath Fountain assumed the position of Chief Financial Officer of Heritage Financial Group in February 2007. Mr. Fountain, 32, joined the Company in 2003 as an investment advisor with its wholly owned subsidiary, HeritageBank of the South, and moved into the accounting area of the Company in January 2006. In June 2006, he was promoted to Controller and Director of Investor Relations. From 2000 to 2003, Fountain was an investment advisor with Synovus. From 1997 to 2000, he was an auditor with Mauldin & Jenkins, CPAs. Mr. Fountain is a graduate of the University of Georgia, holding a degree in accounting. He is a Certified Public Accountant.

O. Mitchell Smith joined the Company in February 2005 as Executive Vice President and Senior Credit Officer. Mr. Smith, 54, was Senior Credit Officer and Director of Credit Administration, responsible for loan policy at ABC Bancorp from July 2003 to February 2005. From 2001 to July 2003, he served as a Loan Review Manager at ABC Bancorp.
BOARD OF DIRECTORS MEETINGS, BOARD COMMITTEES
AND CORPORATE GOVERNANCE MATTERS
Meetings
The Board of Directors of Heritage Financial Group generally meets on a monthly basis, holding additional special meetings as needed. During fiscal 2007, the Board of Directors of Heritage Financial Group held 12 regular meetings and three special meetings. Meetings of the Board of Directors of HeritageBank of the South are generally held on a monthly basis. The Board of Directors of HeritageBank of the South held 12 regular meetings and two special meetings during fiscal 2007. No director of Heritage Financial Group or of the Bank attended fewer than 75% of the Board meetings and meetings of the committees on which they served during the period they were directors.
Director Independence
Directors Lehr, Burger, McGinley, Stanley and Land qualify as “independent” in accordance with the published listing requirements of The NASDAQ Stock Market. The NASDAQ independence definition includes a series of objective tests, such as the director is not an employee of the company and has not engaged in various types of business dealings with the company. As further required by the NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and its management.
Committees and Charters
The Board of Directors of Heritage Financial Group has standing Audit, Compensation, and Nominating Committees.
The Board of Directors adopted written charters for its Audit, Compensation, and Nominating Committees in March 2005. The Board of Directors also adopted a Code of Business Conduct and Ethics in March 2005, which applies to all our directors, officers, and employees.
You may obtain a copy of these documents free of charge by writing to: Secretary, Heritage Financial Group, 721 North Westover Boulevard, Albany, Georgia 31707, by calling (229) 878-2055, or by visiting our website, www.eheritagebank.com, and clicking the “Investor Relations” tab under the heading “About Us.”
The Audit Committee, which was established under Section 3(a)(58)(A) of the Securities Exchange Act of 1934, is composed of Directors Burger, Land and Stanley, each of whom is “independent” as that term is defined for audit committee members in the NASD Marketplace Rules. The board of directors has determined that Mr. Burger is an “audit committee financial expert” as defined in the rules of the SEC. The Audit Committee, along with Bank Directors Cassity and Scott, also serves as the audit committee of

HeritageBank of the South. The Audit Committee is scheduled to meet at least quarterly and on an as-needed basis. The Audit Committee hires an independent registered public accounting firm and reviews the audit report prepared by the independent registered public accounting firm. In addition, the functions of the Audit Committee include:
•	reviewing significant financial information, including all quarterly reports and press releases containing financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures;

•	ascertaining the existence of effective accounting and internal control systems;

•	reviewing the results of our internal compliance evaluations of Heritage Financial Group and the Bank; and

•	overseeing the entire audit function, both internal and independent, including reviewing all reports received from the independent auditor.
In fiscal 2007, the Audit Committee met six times.
The Nominating Committee is composed of Directors McGinley, Stanley and Land. It is responsible for the annual selection of management’s nominees for election of directors and officers. Final approval of director nominees is determined by the full Board, based on the recommendations of the Nominating Committee. The nominees for election at the Annual Meeting identified in this Proxy Statement were recommended to the Board by the Nominating Committee. The functions of the Nominating Committee under its charter include the following responsibilities:
•	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

•	recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company’s charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable organizations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

•	review nominations submitted by stockholders, which have been addressed to the Company’s Secretary, and which comply with the requirements of the Company’s charter and bylaws. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations;

•	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and

•	perform any other duties or responsibilities expressly delegated to the Committee by the Board.
Pursuant to the Company’s bylaws, nominations for directors by stockholders must be made in writing and delivered to the Secretary of the Company no later than five days prior to the meeting date.

The Compensation Committee is composed of Directors Lehr, Burger and McGinley. The Compensation Committee discharges the Board of Director’s responsibilities relating to the compensation of the Company’s executive officers and other key management personnel, and makes recommendations to the Board regarding director compensation. The Compensation Committee administers a non-qualified retirement plan and the 2006 equity incentive plan. The Compensation Committee reviews all compensation policies and issues and determines the compensation and benefit levels for all officers and employees, based on recommendations by Mr. Dorminey for all persons excluding him. This Committee also acts as the compensation committee for the Bank. The functions of the Compensation Committee under its charter include the following responsibilities:
•	review the Company’s compensation plans in light of the Company’s goals and objectives with respect to such plans, and, if the Committee deems appropriate, adopt or recommend to the Board the adoption of new incentive-compensation plans, equity-based plans, other compensation plans or amendments to existing plans;

•	oversee the evaluation of management of the Company, including the Chief Executive Officer and other executive officers, and establish compensation for these officers; and

•	review and approve corporate goals and objectives relevant to management’s compensation, and determine and approve compensation levels based on this evaluation, including but not limited to the following factors: the Company’s financial performance, relative stockholder return, the value of similar incentive awards available to management of similar companies.
In 2007, the Compensation Committee met three times.
Stockholder Communications with Directors
Stockholders may communicate directly with the Board of Directors by writing to: Joseph C. Burger, Jr., Independent Director, Heritage Financial Group, 721 North Westover Boulevard, Albany, Georgia 31707.
Director Attendance at Annual Meeting
It is the policy of the Company that all members of the Board of Directors attend the Company’s annual meeting. In 2007, all directors attended the Company’s annual meeting.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Heritage Financial Group specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.
The Audit Committee of Heritage Financial Group operates under a written charter adopted by the full Board of Directors. In fulfilling its oversight responsibility of reviewing the services performed by Heritage Financial Group’s independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm. The Audit Committee also discussed with Heritage Financial Group’s independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee met with the independent registered public accounting firm to discuss the results of its audit, the evaluation of Heritage Financial

Group’s internal controls and the overall quality of Heritage Financial Group’s financial reporting. The Audit Committee also reviewed and discussed with the independent registered public accounting firm the fees paid to the independent registered public accounting firm. Those fees are described under the caption “Relationship with Independent Registered Public Accounting Firm” below.
Heritage Financial Group’s Chief Executive Officer and Chief Financial Officer also reviewed with the Audit Committee the certifications that each such officer files with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.
•	The Audit Committee has reviewed and discussed with the Company’s management the Company’s fiscal 2007 audited financial statements;

•	The Audit Committee has discussed with the Company’s independent registered public accounting firm (Mauldin & Jenkins, LLC) the matters required to be discussed by Statement on Auditing Standards No. 61 and requirements of the SEC;

•	The Audit Committee has received the written disclosures and letter from the independent registered public accounting firm required by Independence Standards Board No. 1 (which relates to the registered public accounting firm’s independence from the Company and its related entities) and has discussed with the registered public accounting firm their independence from the Company; and

•	Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the fiscal 2007 audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
Joseph C. Burger, Jr.
J. Keith Land
J. Lee Stanley

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Fees to Current Registered Public Accounting Firm
During the fiscal years ended December 31, 2007 and 2006, Mauldin & Jenkins, LLC provided various audit and non-audit services to the Company. Set forth below are the aggregate fees billed for these services by Mauldin & Jenkins, LLC:
(a)	Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s filings with the SEC: $89,500 — 2007; $85,000 — 2006.

(b)	Audit Related Fees: Aggregate fees billed for professional services rendered related to consultation on accounting matters: $57,415 — 2007; $53,168 — 2006.

(c)	Tax Fees: Aggregate fees billed for professional services rendered related to tax compliance, tax advice and tax consultations: $18,800 — 2007; $15,000 — 2006.

(d)	All other fees: Aggregate fees billed for all other professional services: none.
Audit related fees for 2007 and 2006 were $37,130 and $44,000, respectively, for audits of the Company’s employee benefit plans.
The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent registered public accounting firm and the estimated fees for these services. During 2007, all of the services provided by Mauldin & Jenkins, LLC, were pre-approved by the Audit Committee.

DIRECTOR COMPENSATION
Fees
Directors of the Company (excluding those who also are executive officers and receive no compensation as directors) receive compensation for their service on the Board of Directors and Board Committees of the Company and the Bank. The fees paid are for service on all boards and committees, and are on the basis of a flat annual retainer. The directors are not paid additional fees for service on various committees or for their attendance at board or committee meetings. The following table sets forth the compensation our directors received during 2007:

2007 DIRECTOR COMPENSATION TABLE
				Change in Pension Value
	Fees Earned or	Stock	Option	& Non-qualified Deferred	All Other
Name	Paid in Cash	Awards(1)	Awards(1)	Compensation Earnings(2)	Compensation(3)	Total
Antone D. Lehr	$62,000	$27,628	$17,589	—	$2,379	$109,596
Joseph C. Burger	$57,600	$27,628	$17,589	—	$2,379	$105,196
Douglas J. McGinley	$30,600	$27,628	$17,589	$67,941	$2,379	$146,137
J. Lee Stanley	$28,500	$27,628	$17,589	$62,276	$2,379	$138,372
J. Keith Land	$28,500	$27,628	$17,589	$80,071	$2,379	$156,167

Note:	The Directors of Heritage Financial Group did not participate in any non-equity incentive-based compensation plans during 2007.

(1)	On May 19, 2006, each director was awarded 11,016 shares of restricted stock which vest in five equal annual installments beginning on May 19, 2007, and options to buy 27,541 shares with a strike price of $12.54, which vest in five equal annual installments beginning on May 19, 2007. At December 31, 2007, no options had been exercised. The expense amounts in these columns represent the amount of expense recognized by the Company for stock and option awards outstanding to the directors. For stock awards, this is the grant date fair value as determined by the stock price on the date of issuance recognized pro rata over the award’s vesting period. For option awards, this is the grant date fair value as determined by the Black-Scholes option pricing model recognized pro rata over the award’s vesting period. For additional information, refer to Note 12 to the Company’s financial statements in its Form 10-K for the year ended December 31, 2007, as filed with the SEC.

(2)	Represents the amounts accrued in 2007 under the directors’ retirement agreements, as described in the paragraph entitled “Directors’ Retirement Agreements” following this table.

(3)	The amounts represent dividends paid on restricted stock awards. The directors also received perquisites and other personal benefits in addition to the compensation above during the periods stated. The aggregate amount of these perquisites and other personal benefits, however, did not exceed the lesser of $10,000 or 10% of the total of their respective annual compensation and, therefore, have been omitted as permitted by the rules of the SEC.
Directors’ Retirement Agreements
We maintain a Directors’ Retirement Plan, which is a non-qualified retirement plan for directors of Heritage Financial Group who are not also officers or employees of the Company. This retirement plan is administered by the Compensation Committee of the Board of Directors of Heritage Financial Group, which selects participants in the plan. Directors are credited with every month of service since August 1, 2001, plus up to 120 months of service prior to that date. The benefits under the plan are monthly payments for the lesser of 180 months or actual months of service under the plan, in an amount set forth in the participant’s plan agreement. All of the non-employee directors of Heritage Financial Group are participants in the plan. Directors Burger and Lehr will be entitled to monthly benefits of $2,000 per month upon retirement, and Directors McGinley, Stanley and Land will be entitled to monthly benefits of $1,000 per month upon retirement. Directors Lehr and Burger were fully vested as of December 31, 2006. The Company entered into agreements with Directors McGinley, Stanley and Land to fully vest their benefits during fiscal 2007.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth a summary of certain information concerning the compensation paid by HeritageBank of the South and Heritage Financial Group, including amounts deferred to future periods by the officers, for services rendered in all capacities during the year ended December 31, 2007, to the President and Chief Executive Officer of Heritage Financial Group and the two other most highly compensated executive officers of Heritage Financial Group and HeritageBank of the South whose total compensation during the fiscal year ended December 31, 2007, exceeded $100,000. In addition, one former officer of the Company who retired during 2007 has been included in accordance with SEC rules.

EXECUTIVE SUMMARY COMPENSATION TABLE
						Change in
						Pension Value
						and
						Non-qualified
						Deferred
				Stock	Option	Compensation		All Other
Name and Principal Position	Year	Salary	Bonus	Awards(13)	Awards(17)	Earnings		Compensation		Total
O. Leonard Dorminey	2007	$274,518	$68,630	$133,676	$84,939	$749,494	(1)	$71,810	(2)	$1,383,067
Chief Executive Officer and	2006	$263,952	$65,988	$82,769	$52,592	$161,550	(3)	$67,951	(4)	$694,802
President of Heritage Financial Group and Chief Executive Officer of HeritageBank of the South

Carol W. Slappey	2007	$168,771	$42,193	$69,070	$44,066	$684,318	(5)	$48,782	(6)	$1,057,200
President, Albany Region,	2006	$162,282	$40,570	$42,767	$27,285	$172,129	(7)	$56,297	(8)	$501,330
HeritageBank of the South

O. Mitchell Smith	2007	$129,813	$15,582	$16,578	$10,538	$43,413	(9)	$39,360	(10)	$255,284
Executive Vice President and	2006	$124,821	$9,986	$10,265	$6,525	$36,046	(11)	$30,276	(12)	$217,919
Senior Credit Officer of Heritage Financial Group and HeritageBank of the South

Tammy W. Burdette	2007	$73,679	$—	$24,255	$15,534	$197,830	(13)	$7,186	(14)	$318,484
Former Executive Vice President	2006	$126,672	$31,668	$28,403	$18,190	$129,462	(15)	$36,532	(16)	$370,927
and former Chief Financial Officer of Heritage Financial Group and HeritageBank of the South

Note:	The Executive Officers of Heritage Financial Group did not participate in any non-equity incentive-based compensation plans during 2007.

(1)	Includes $74,655 in increased actuarial value in the Company’s pension plan, $657,378 in increased actuarial value in the Company’s SERP plan, and $17,461 of matching on the deferred compensation plan. Does not include $6,992 of interest earned on the deferred compensation plan, which is not at above-market rates. There were no above-market rate earnings on the deferred compensation plan.

(2)	Includes a $3,900 business development payment, a matching contribution of $4,500 in our 401(k) plan, $22,815 allocation under the ESOP plan, a payment of $13,198 in accrued vacation, a dividend payment of $11,513 on restricted stock, $4,355 in social club dues, $6,398 of long-term disability insurance, $2,450 for personal use of the Company’s condominium, $1,985 for personal use of the Company’s automobile, and $696 of long-term care insurance.

(3)	Includes $79,096 in increased actuarial value in the Company’s pension plan, $65,738 in increased actuarial value in the Company’s SERP plan, and $16,716 of matching on the deferred compensation plan. Does not include $5,312 of interest earned on the deferred compensation plan which is not at above-market rates. There were no above-market rate earnings on the deferred compensation plan.

(4)	Includes a $3,900 business development payment, a matching contribution of $4,400 in our 401(k) plan, $34,299 allocation under the ESOP plan, a payment of $6,092 in accrued vacation, a dividend payment of $5,330 on restricted stock, $4,169 in social club dues, $6,150 of long term disability insurance, $2,275 for personal use of the Company’s condominium and $1,336 for personal use of the Company’s automobile.

(5)	Includes $108,758 in increased actuarial value in the Company’s pension plan, $565,693 in increased actuarial value in the Company’s SERP plan, and $9,867 of matching contributions on the deferred compensation plan. Does not include $4,932 of interest earned on the deferred compensation plan, which is not at above-market rates. There were no above-market rate earnings on the deferred compensation plan.

(6)	Includes a $3,900 business development payment, a matching contribution of $3,648 in our 401(k) plan, $22,815 allocation under the ESOP plan, a payment of $6,491 in accrued vacation, a dividend payment of $5,949 on restricted stock, $2,100 for personal use of the Company’s condominium, $3,251 for personal use of the Company’s automobile and $628 for long-term insurance.

(7)	Includes $111,430 in increased actuarial value in the Company’s pension plan, $51,898 in increased actuarial value in the Company’s SERP plan and $8,801 of matching contributions on the deferred compensation plan. Does not include $4,001 of interest earned on the deferred compensation plan which is not at above-market rates. There were no above-market rate earnings on the deferred compensation plan.

(8)	Includes a $3,900 business development payment, a matching contribution of $4,182 in our 401(k) plan, $32,601 allocation under the ESOP plan, a payment of $6,242 in accrued vacation, a dividend payment of $2,754 on restricted stock, $2,975 for personal use of the Company’s condominium and $3,644 for personal use of the Company’s automobile.

(9)	Includes $43,413 in increased actuarial value on the Company’s pension plan.

(10)	Includes a matching contribution of $2,756 in our 401(k) plan, $16,290 allocation under the ESOP plan, a dividend payment of $1,428 on restricted stock, $2,530 in social club dues, a payment of $2,496 in accrued vacation, $13,200 in a car allowance and $660 of long-term care insurance.

(11)	Includes $36,046 in increased actuarial value on the Company’s pension plan.

(12)	Includes a matching contribution of $2,696 in our 401(k) plan, $11,189 allocation under the ESOP plan, a dividend payment of $661 on restricted stock, $2,530 in social club dues and $13,200 in a car allowance.

(13)	Includes $82,195 in increased actuarial value in the Company’s pension plan and $115,635 in increased actuarial value in the Company’s SERP. Does not include $1,621 of interest earned on the deferred compensation plan which is not at above-market rates. There were no above-market rate earnings on the deferred compensation plan.

(14)	Includes a matching contribution of $1,440 in our 401(k) plan, a dividend amount of $2,195 on restricted stock, $1,050 for personal use of the Company’s condominium, and $2,400 in a car allowance.

(15)	Includes $79,616 in increased actuarial value in the Company’s pension plan, $42,873 in increased actuarial value in the Company’s SERP plan and $6,973 of matching contributions on the deferred compensation plan. Does not include $2,478 of interest earned on the deferred compensation plan which is not at above-market rates. There were no above-market rate earnings on the deferred compensation plan.

(16)	Includes a matching contribution of $3,161 in our 401(k) plan, $24,642 allocation of the ESOP plan, a dividend payment of $1,829 on restricted stock, $2,100 for personal use of the Company’s condominium and $4,800 in a car allowance.

(17)	The expense amounts in these columns represent the amount of expense recognized by the Company for stock and option awards outstanding to the Named Executives. For stock awards, this is the grant date fair value as determined by the stock price on the date of issuance recognized pro rata over the award’s vesting period. For option awards, this is the grant date fair value as determined by the Black-Scholes option pricing model recognized pro rata over the award’s vesting period. For additional information, refer to Note 12 to the Company’s financial statements in its Form 10-K for the year ended December 31, 2007, as filed with the SEC.
Benefits
General. Heritage Financial Group currently provides health and welfare benefits to employees, including hospitalization, comprehensive medical insurance and dental, life, short-term and long-term disability insurance, subject to certain deductibles and co-payments by employees. Heritage Financial Group also provides certain retirements benefits. See Notes 6 and 7 of the Notes to the Company’s Financial Statements in its Form 10-K for the year ended December 31, 2007, as filed with the SEC.
Deferred Compensation and Excess/Matching Contribution Plan. We also maintain an executive deferral and excess/matching program for the benefit of certain senior executives that have been designated to participate in the program. The program allows an additional opportunity for key executives to defer a portion of their income into a non-qualified deferral program to supplement their retirement earnings. In addition, we pay a matching 8% of income for each participant (less any match under the 401(k) plan) and an amount equal to amounts we were unable to pay under tax-qualified plans for any participant because of limits imposed by federal tax law. Interest is credited to each participant’s account on a quarterly basis at the rate paid on the U.S. Government’s 10-year treasury notes as of the last day of the quarter. Mr. Dorminey and Ms. Slappey are participants under this deferred compensation plan. Ms. Burdette was a participant in this plan. Mr. Smith is not a participant in this plan.

Supplemental Executive Retirement Plans. On April 1, 2002, we adopted a Supplemental Executive Retirement Plan, which is a funded, non-contributory defined benefit under which we will pay supplemental pension benefits to certain key employees upon retirement. Benefits are based on a formula that includes participants’ past and future earnings and years of service with Heritage Financial Group and its subsidiaries. Mr. Dorminey and Ms. Slappey are participants under this supplemental retirement plan. During 2007, the Company entered into agreements with each of them to fully vest their benefits under this plan. Ms. Burdette was a participant in this plan prior to her retirement. Mr. Smith is not a participant in this plan.
401(k) Savings Plan. We offer our employees a 401(k) plan, which is a qualified, tax-exempt savings plan with a cash or deferred feature qualifying under Section 401(k) of the Internal Revenue Code. All salaried employees who have attained age 21 and completed three months of continuous employment are eligible to participate.
Participants are permitted to make salary reduction contributions to the 401(k) Plan of up to 100% of their annual salary, up to the maximum allowed under the Internal Revenue Code. We match each contribution in an amount equal to 50% of the participant’s 401(k) deferrals for the year up to 4% of their salary. All contributions made by participants are before-tax contributions. All participant contributions and earnings are fully and immediately vested. All matching contributions are vested at a rate of 20% per year after a two-year period over a five-year period commencing after one year of employment with Heritage Financial Group and its subsidiaries. However, in the event of retirement at age 65 or older, permanent disability or death, a participant will automatically become 100% vested in the value of all matching contributions and earnings thereon, regardless of the number of years of employment with Heritage Financial Group and its subsidiaries.
Participants may invest amounts contributed to their 401(k) plan accounts in one or more investment options available under the 401(k) plan. Changes in investment directions among the funds are permitted on a periodic basis pursuant to procedures established by the plan administrator. Each participant receives a quarterly statement that provides information regarding, among other things, the market value of all investments and contributions made to the 401(k) plan on the participant’s behalf.
Employee Stock Ownership Plan. Heritage Financial Group adopted an ESOP for employees of Heritage Financial Group and HeritageBank of the South in June 2005. Employees of Heritage Financial Group and HeritageBank of the South who have been credited with at least 1,000 hours of service during a 12-month period are eligible to participate in the ESOP. The ESOP borrowed $4.4 million from the Company to purchase 3.92% of the common stock that was outstanding after completion of the offering during 2005. This loan will be repaid principally from HeritageBank of the South’s contributions to the ESOP over a period of 10 years, and the collateral for the loan will be the common stock purchased by the ESOP. The interest rate for the loan is the prime rate of interest. Heritage Financial Group may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by Heritage Financial Group or upon the sale of treasury shares by Heritage Financial Group. These purchases, if made, would be funded through additional borrowings by the ESOP or additional contributions from HeritageBank of the South. The timing, amount and manner of future contributions to the ESOP are affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations, and market conditions.
Shares purchased by the ESOP with loan proceeds are held in a suspense account and released to participants’ accounts as debt service payments are made. Shares released from the ESOP are allocated to each eligible participant’s ESOP account based on the ratio of each such participant’s compensation to the total compensation of all eligible ESOP participants. Forfeitures are reallocated among remaining participating employees and may reduce any amount Heritage Financial Group might otherwise contribute to the ESOP. The account balances of participants within the ESOP become 100% vested after five years of service. Credit for eligibility and vesting is given for years of service prior to adoption of the ESOP. In the case of a “change in control,” as defined in the ESOP, which triggers a termination of the ESOP, participants will become immediately fully vested in their account balances. Benefits are payable upon retirement or other separation from service. HeritageBank of the South’s contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.
First Bankers Trust Company of Quincy, Quincy, Illinois, serves as trustee of the ESOP. Under the ESOP, the trustee votes all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and unallocated shares will be voted in the same ratio on any matter as those allocated shares for which instructions are given.
Under generally accepted accounting principles, any third-party borrowing by the ESOP is reflected as a liability on Heritage Financial Group’s statement of financial condition. Since the ESOP has borrowed from Heritage Financial Group, such obligation is not treated as a liability, but is excluded from stockholders’ equity. When the ESOP purchases newly issued shares from Heritage Financial Group, total stockholders’ equity neither increases nor decreases, but per share stockholders’ equity and per share net earnings decrease as the newly issued shares are allocated to the ESOP participants.
Stock Benefit Plans. At the 2007 annual meeting, the equity incentive plan for the benefit of selected directors, officers and employees was approved. Under this plan, certain officers and directors of the Company have been granted restricted stock, options, and tandem stock appreciation rights. The following table sets forth the outstanding equity awards of our executive officers as of December 31, 2007:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards(1)				Stock Awards(2)
	Number of	Number of				Market
	Securities	Securities			Number of	Value of
	Underlying	Underlying			Shares or	Shares or
	Unexercised	Unexercised	Option	Option	Units that	Units
	Options	Options	Exercise	Expiration	have not	that have
Name	Exercisable	Unexercisable	Price	Date	Vested	not Vested
O. Leonard Dorminey	26,600	106,400	$12.54	5/19/2016	42,640	$479,700
Carol W. Slappey	13,800	55,200	$12.54	5/19/2016	22,032	$247,860
O. Mitchell Smith	3,300	13,200	$12.54	5/19/2016	5,288	$59,490

Note:	The Executive Officers of Heritage Financial Group did not participate in any incentive-based stock compensation plans during 2007. Ms. Burdette did not have any outstanding equity awards at fiscal year-end.

(1)	The option awards for each listed officer vest in five equal annual installments, beginning on May 19, 2007.

(2)	The stock awards for each listed officer vest in five equal annual installments, beginning on May 19, 2007. The market value is based on the closing market price of $11.25 as of December 31, 2007.
The stock benefit plans contain provisions that call for immediate vesting under certain situations, including a “change of control” as defined in the plans or the death or disability of the participant.

Pension Plan. The Company sponsors a defined benefit pension plan that provides pension benefits for eligible employees. All employees that meet certain age and length-of-service requirements participate in the plan on a noncontributing basis. Mr. Dorminey, Ms. Slappey, Ms. Burdette, Mr. Smith and Mr. Fountain are participants in this plan. This plan provides for pension benefits when the participant reaches age 65, equal to a percentage of the participant’s final average salary, subject to regulatory limitations. The percentage is based on the years of credited service, up to 15 years, which allows payment of up to 50% percent of their final average salary, subject to regulatory limitations. Participants become fully vested in this plan after seven years of service.
Employment Agreements for Executive Officers. We currently have employment agreements with Mr. Dorminey and Ms. Slappey, each of which provides for a five-year term that is extended on a daily basis. Under the employment agreements, the initial salary levels were $253,784 and $156,020, respectively, for each of the above-named officers. In addition, the amount of salary provided for under the agreements is reviewed by the Board of Directors annually. The agreements also provide for equitable participation by the officers in our employee benefit plans. If, other than in connection with a change in control of Heritage Financial Group or HeritageBank of the South, the officer’s employment is terminated without cause or by the officer following a material reduction of his or her duties and responsibilities, the officer will continue to be paid his or her then current salary and continue to be provided his or her employee benefits for the remaining term of the agreement.
In the event that the officer’s employment is terminated in connection with a change in control of Heritage Financial Group or HeritageBank of the South, these agreements also provide for severance payments and other benefits. The value of the severance benefits for a termination in connection with a change in control is a payment equal to three times the officer’s annual compensation as of the date of termination. The employment agreements also contain a “gross-up” provision pursuant to which the officer will be provided additional payments in the event that any payments or benefits provided or to be provided to the officer under the agreement are subject to an excise tax penalty under Section 4999 of the Internal Revenue Code. We, or our acquirer, would not be able to deduct as an expense the amount of the payments or benefits subject to the excise tax penalty. The “gross-up” provision is intended to provide the officer on an after-tax basis with 100% of the penalty tax paid, if any, on the change in control payments or benefits, and 100% of any penalty tax payable as a result of the gross-up payment. Assuming that a change in control had occurred at December 31, 2007, Mr. Dorminey and Ms. Slappey would be entitled to payments of approximately $1,153,000 and $709,000, respectively. During 2007, the Company and Ms. Burdette mutually consented to terminate her benefits under her employment agreement. Mr. Smith is not covered by an employment agreement.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Mauldin & Jenkins, LLC, as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2008. In making its determination to appoint Mauldin & Jenkins, LLC as the Company’s independent registered public accounting firm for the 2008 fiscal year, the Audit Committee considered whether the providing of services (and the aggregate fees billed for those services) by Mauldin & Jenkins, LLC, other than audit services, is compatible with maintaining the independence of the outside accountants. Our stockholders are asked to ratify this appointment at the annual meeting. If the appointment of Mauldin & Jenkins, LLC is not ratified by the stockholders, the Audit Committee may appoint other independent registered public accounting firm or may decide to maintain its appointment of Mauldin & Jenkins, LLC.
A representative of Mauldin & Jenkins, LLC is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.
THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MAULDIN & JENKINS, LLC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.
CERTAIN TRANSACTIONS
Like many financial institutions, HeritageBank of the South has followed a policy of granting loans to our officers, directors and employees, which fully complies with applicable federal and state regulations. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with non-officer employees prevailing at the time, in accordance with our underwriting guidelines. In the opinion of management, these loans do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2007, loans to directors and executive officers totaled $10,621,943.
FINANCIAL STATEMENTS AND ANNUAL REPORT
Heritage Financial Group’s annual report to stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on the record date. Any stockholder who has not received a copy of the annual report may obtain a copy by writing to the Secretary of Heritage Financial Group. The annual report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.
In addition, a copy of Heritage Financial Group’s annual report on Form 10-K for the fiscal year ended December 31, 2007, is available to each record and beneficial owner of Heritage Financial Group’s common stock without charge upon written request to the Secretary, Heritage Financial Group, 721 North Westover Boulevard, Albany, Georgia 31707.

STOCKHOLDER PROPOSALS
In order to be eligible for inclusion in Heritage Financial Group’s proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at Heritage Financial Group’s main office at 721 North Westover Boulevard, Albany, Georgia 31707, no later than December 10, 2008. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities and Exchange Act of 1934, as amended. If a proposal does not meet the above requirements for inclusion in the Corporation’s proxy materials, but otherwise meets the Corporation’s eligibility requirements to be presented at the next annual meeting of stockholders, the persons named in the enclosed form of proxy and acting thereon will have the discretion to vote on any such proposal in accordance with their best judgment if the proposal is received at the Corporation’s main office no later than five days before the date of the 2009 annual meeting of stockholders.
OTHER MATTERS
We are not aware of any business to come before the annual meeting other than those matters described in this proxy statement. However, if any other matter should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

REVOCABLE PROXY
HERITAGE FINANCIAL GROUP
ANNUAL MEETING OF STOCKHOLDERS
May 21, 2008
     The undersigned hereby appoints the members of the Board of Directors with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Heritage Financial Group, which the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Meeting”), to be held at the Hilton Garden Inn, 101 S. Front Street, Albany, Georgia 31701, on May 21, 2008, at 10:00 a.m. local time and at any and all adjournments thereof. The Board of Directors recommends a vote “FOR” the listed proposals.
     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of the proposals set forth herein.
     Should a director nominee be unable to serve as a director, an event that Heritage Financial Group does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

		VOTE	VOTE
		FOR	WITHHELD

1.	The election as directors of all nominees listed below (except as marked to the contrary below).	☐	☐

Joseph C. Burger, Jr. Carol W. Slappey
Instructions: To vote for all nominees mark the box “FOR” with an “X”. To withhold your vote for an individual nominee mark the box “FOR” with an “X” and write the name of the nominee on the line provided below for whom you wish your vote withheld. To withhold your vote as to all nominees mark the box “VOTE WITHHELD” with an “X”.

		VOTE	VOTE
		FOR	AGAINST	ABSTAIN

2.	The ratification of the appointment of Mauldin & Jenkins, LLC as the independent registered public accounting firm of Heritage Financial Group for the fiscal year ending December 31, 2008.	☐	☐	☐

3.	Such other matters that may properly come before the Meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     This proxy may be revoked at any time before it is voted by delivering to the Secretary of Heritage Financial Group, on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Heritage Financial Group common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.
     The undersigned acknowledges receipt from Heritage Financial Group, prior to the execution of this Proxy, the Notice of Annual Meeting, a Proxy Statement and Heritage Financial Group’s 2007 Annual Report to Stockholders.
☐ Check Box if You Plan to Attend the Annual Meeting

Dated: ________________________, 2008

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER
Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.